For Immediate Release

FLIGHT SAFETY TECHNOLOGIES, INC. ANNOUNCES DELISTING FROM AMEX

Mystic, CT (September 22, 2008) Flight Safety Technologies, Inc. (AMEX:FLT) announced today that on September 19, 2008 it withdrew the appeal it had filed to contest the decision of the American Stock Exchange to initiate delisting of the Company's common stock and common stock purchase warrants from the Amex because of the failure of the Company to maintain $4 million of shareholder equity and losses in three of its four last fiscal years. Consequently, the Company anticipates that the delisting will be made effective and the Amex will suspend trading in securities of the Company on or about September 29, 2008. The Company intends to transition its securities for trading to the Over-the-Counter Bulletin Board by that date, although it can provide no guarantee or assurance as to whether or when its securities will trade on the OTCBB, as such trading will depend on, among other things, the willingness of one or more brokers to make a market in securities of the Company.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the limited resources of the company and availability of capital to fund operations and research and development, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contacts:

Kenneth S. Wood
Chief Executive Officer
Flight Safety Technologies, Inc.
(860) 245-0191